SCHEDULE II

                    INFORMATION WITH RESPECT TO

        TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR

          SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)


COMMON STOCK-ELJER INDUSTRIES INC


 GAMCO INVESTORS, INC.

                2/14/95           15,000-            5.7667
                1/26/95            3,000-            5.8750
               12/21/94            4,000-            5.8750
               12/20/94              600-            6.0000






















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.




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